Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 100147 and Registration No. 333-141172) of Stratus Services Group, Inc. of our report dated January 7, 2008, appearing in this Annual Report on Form 10-K of Stratus Services Group, Inc. for the year ended September 30, 2007.

/s/ GRUBER & COMPANY, LLC

January 14, 2008